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Exhibit 10.9

February 13, 2003
Mr. Darl McBride
President & CEO
Caldera, dba The SCO Group
355 South 520 West
Lindon, Utah 84042

Dear Darl:

        This letter shall serve as the first amendment and clarification to our engagement letter dated August 16, 2002 (the "Engagement Letter").

        First, I would like to memorialize your and your management team's satisfaction with Morgan Keegan's services to date. The SCO engagement has taken a number of unexpected twists and turns that have required assistance that goes beyond conventional investment banking services. I understand that you are pleased with Morgan Keegan's assistance and contributions in addressing SCO's atypical needs. It has been, and remains, Morgan Keegan's objective to work diligently with management to build shareholder value at SCO. I also understand that it is our collective intent that Morgan Keegan will continue to work with SCO in the broad range of capacities that Morgan Keegan has served the Company to date.

        Accordingly, the Engagement Letter between SCO and Morgan Keegan is amended and clarified as follows:

1.
SCO and Morgan Keegan mutually agree to extend the date of the Engagement Letter to August 16, 2003. Further, SCO requires that Kim Jenkins continue to serve as the primary banker in connection with the SCO engagement.

2.
SCO and Morgan Keegan agree that, in the event Sun Microsystems and/or Microsoft enters into a substantial SCOsource licensing arrangement with SCO during the term of the engagement, that such an event would fall under provision 1(b) of our Engagement Letter. As such, the aggregate amounts paid under the license agreements would be subject to the Contingent Placement Fee, calculated as six (6) percent for a license with Sun and one (1) percent for a license with Microsoft.

3.
SCO and Morgan Keegan reaffirm the merger and acquisition provisions of the Engagement Letter and agree to the applicability of provision 1(c) regarding the payment of a Transaction Fee equal to 2% in the event of a sale or acquisition of SCO to a large strategic company.

        Except as otherwise provided above, the Engagement Letter remains unamended in full force and effect.

Very truly yours,
MORGAN KEEGAN & CO., INC.
By:	/s/ KIMBLE L. JENKINS
Name:	Kimble L. Jenkins
Title:	Managing Director

Agreed and Accepted:

CALDERA, INC., dba The SCO Group

By:	/s/ DARL C. MCBRIDE
Name:	Darl C. McBride
Title:	Chief Executive Officer

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  Exhibit 10.9